Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A3 of our report dated November 29, 2022 relating to the financial statements of Capstone Technologies Group, Inc. as of August 31, 2022 and 2021 and to our report dated April 25, 2023 relating to the financial statements of DrivenIQ Corporation as of December 31, 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

June 26, 2023